Exhibit 1(B)

LETTER OF TRANSMITTAL AND CONSENT

of

XM SATELLITE RADIO HOLDINGS INC.

PURSUANT TO THE OFFER OF PREMIUM FOR CONVERSION AND CONSENT SOLICITATION

Offer of Premium for Conversion of Any and All of the

10% Senior Secured Discount Convertible Notes due 2009

of XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.

and

Solicitation of Consents to Proposed Amendments to the Note Purchase Agreement and Shareholders and

Noteholders Agreement

This Offer will expire at 12:00 midnight, New York City Time, on Tuesday, October 24, 2006, unless extended (the “Expiration Date”). You will be entitled to receive the Premium Shares only if you validly tender 10% Notes and deliver Consents (and do not validly withdraw or revoke tendered Notes or Consents) on or before the Expiration Date.

XM SATELLITE RADIO HOLDINGS INC.

By Mail, Hand or Overnight Courier:	By Facsimile (For Eligible Institutions Only):

1500 Eckington Place, N.E. Washington, D.C. 20002 Attn: Joseph M. Titlebaum, Esq.	(202) 380-4534 (provide on fax cover sheet call back number for confirmation)

Confirm by Telephone:
(202) 380-4000

DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions contained herein should be read carefully before this Letter of Transmittal and Consent is completed. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Offer of Premium for Conversion and Consent Solicitation, dated September 26, 2006 (as the same may be amended or supplemented from time to time, the “Statement”).

Questions relating to the procedures for tendering 10% Notes and delivering Consents to the Proposed Amendments and requests for assistance may be directed to Jim Burns, XM Satellite Radio Inc., at the address and telephone number on the back cover of this Letter of Transmittal and Consent. Requests for additional copies of the Statement and this Letter of Transmittal and Consent may also be directed to Jim Burns, XM Satellite Radio, at the address and telephone numbers on the back cover of this Letter of Transmittal and Consent.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PREMIUM SHARES PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) THEIR 10% NOTES FOR CONVERSION AND VALIDLY DELIVER (AND NOT VALIDLY REVOKE) THEIR CONSENTS ON OR PRIOR TO THE EXPIRATION DATE. SEE “PROCEDURES FOR TENDERING 10% NOTES AND DELIVERING CONSENTS” IN THE STATEMENT.

This Letter of Transmittal and Consent and instructions hereto (the “Letter of Transmittal”) and the Offer of Premium for Conversion and Consent Solicitation, dated September 26, 2006, of XM Satellite Radio Holdings Inc. (“XM”) constitute XM’s (i) offer (the “Offer”) of a premium of shares of XM’s Class A common stock for the conversion of any and all of XM’s outstanding 10% Senior Secured Discount Convertible Notes due 2009 (the “10% Notes”), and (ii) the solicitation (the “Consent Solicitation”) of consents (the “Consents”) from registered holders of 10% Notes (“Holders”) to certain amendments (the “Proposed Amendments”) to the Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”), dated as of June 16, 2003, among XM, XM Satellite Radio

Inc. and the 10% Note purchasers named therein and to the Third Amended and Restated Shareholders and Noteholders Agreement (the “Shareholders and Noteholders Agreement”), dated as of June 16, 2003, among XM and the investors named therein.

In the event that the Offer and the Consent Solicitation are withdrawn or otherwise not completed, the Premium Shares will not be issued or become issuable to Holders who have validly tendered their 10% Notes and validly delivered Consents, and any tendered 10% Notes will be returned. However, Holders may convert their 10% Notes at any time in accordance with the terms of the 10% Notes. No Premium Shares will be issued in connection with conversions of 10% Notes separately from the Offer. If any Holder wishes to convert 10% Notes under existing conversion rights and not pursuant to the Offer during the period while the Offer is pending, please contact XM so that any such conversion can be effected separately from the Offer.

Holders who validly tender their 10% Notes for conversion in the Offer will be deemed to have delivered their Consents to the Proposed Amendments. Any Holder who validly revokes a Consent will be deemed to have withdrawn the 10% Notes to which such Consent relates. The Offer and the Consent Solicitation are made upon the terms and subject to the conditions set forth in the Statement and herein. Holders should carefully review the information set forth therein and herein.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer and the Consent Solicitation.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. See Instruction 11 below.

List below the 10% Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)	Aggregate Principal Amount Represented	Principal Amount Tendered And as To Which Consents Are Given*

Total Principal Amounts of Notes

*	Unless otherwise indicated in this column labeled “Principal Amount Tendered And As To Which Consents Are Given” and subject to the terms and conditions of the Statement, a Holder will be deemed to have tendered and consented with respect to the entire aggregate principal amount represented by the 10% Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 3.

The names and addresses of the registered Holders should be printed exactly as they appear on the certificates representing 10% Notes tendered hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Statement relating to XM’s (i) Offer of a premium of shares of XM’s Class A common stock for the conversion of any and all of XM’s outstanding 10% Senior Secured Discount Convertible Notes due 2009 and (ii) the Consent Solicitation from Holders to the Proposed Amendments to the Note Purchase Agreement and the Shareholders and Noteholders Agreement.

Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to XM for conversion the principal amount of 10% Notes indicated above and delivers Consents to the Proposed Amendments (hereby revoking any previously submitted disapproval or abstention).

Subject to, and effective upon, the acceptance for conversion of, and issuance of shares of Class A common stock for, the principal amount of 10% Notes tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, XM all right, title and interest in and to the 10% Notes that are being tendered for conversion hereby, waives any and all other rights with respect to the 10% Notes (including, without limitation, any existing or past defaults) and releases and discharges XM and XM Satellite Radio Inc. from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the 10% Notes, including without limitation any claims that such Holder is entitled to receive additional principal or interest payments with respect to the 10% Notes, and delivers such Holder’s Consent to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints XM Satellite Radio Holdings Inc. the true and lawful agent and attorney-in-fact of the undersigned with respect to such 10% Notes, with full power of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such 10% Notes and all evidences of transfer and authenticity to, or transfer ownership of, such 10% Notes on the account books maintained by XM to, or upon the order of, XM, (ii) present such 10% Notes for transfer of ownership on the books of XM’s 10% Notes register, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such 10% Notes and (iv) deliver to XM this Letter of Transmittal as evidence of delivery of the undersigned’s Consent to the Proposed Amendments, all in accordance with the terms of and conditions to the Offer as described in the Offer Documents.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the principal amount of 10% Notes tendered for conversion hereby, to the Proposed Amendments. The undersigned understands that the Consent provided hereby shall remain in full force and effect until such Consent is revoked in accordance with the procedures set forth in the Statement and this Letter of Transmittal. The undersigned understands that a revocation of such Consent will not be effective following the Expiration Date.

The undersigned understands and acknowledges that the Offer and Consent Solicitation will expire at 12:00 midnight, New York City time, on Tuesday, October 24, 2006, unless extended or earlier terminated by XM.

The undersigned understands that 10% Notes tendered for conversion on or prior to the Expiration Date may be withdrawn by written notice of withdrawal received by XM at any time on or prior to the Expiration Date. In addition, if XM has not accepted the tendered 10% Notes for conversion by November 22, 2006, a Holder will also have the right to withdraw tendered 10% Notes after that date and until XM accepts for conversion the tendered 10% Notes. If a Holder has validly tendered the 10% Notes on or prior to the Expiration Date and subsequently (but on or prior to the Expiration Date) effects a valid withdrawal of such tender of 10% Notes, such action will also constitute a revocation of the Consent. Notes validly tendered on or prior to the Expiration Date and Consents validly delivered on or prior to the Expiration Date may not be withdrawn or revoked after the Expiration Date. Except as set forth above, 10% Notes that are tendered and Consents that are delivered may not be withdrawn or revoked. In the event of a termination of the Offer, 10% Notes tendered pursuant to the terminated Offer will be returned to the tendering Holder promptly. If XM makes a material change in the terms of the Offer or the information concerning the Offer, XM will disseminate additional material in respect of the Offer and will extend the Offer, in each case to the extent required by law.

The undersigned understands that in order to be valid, a notice of revocation of Consent must contain the name of the person who delivered the Consent and the description of the 10% Notes to which it relates, the certificate number or numbers of such 10% Notes, and the aggregate principal amount at maturity represented by such 10% Notes, be signed by the Holder thereof in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to XM that the person revoking the Consent has the legal authority to revoke such Consent on behalf of the Holder and be received on or prior to the Expiration Date by XM, at the address set forth on the first page of this Letter of Transmittal. A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not validly revoke a Consent previously given.

A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder’s previously tendered 10% Notes, and the valid withdrawal of a Holder’s 10% Notes will constitute the concurrent valid revocation of such Holder’s Consent. As a result, a Holder who validly withdraws previously tendered 10% Notes will not receive the Premium Shares with respect to those 10% Notes. Any withdrawal of previously tendered 10% Notes otherwise than in accordance with the provisions described above will not constitute a valid revocation of such Holder’s Consent.

The undersigned understands that tenders of 10% Notes for conversion pursuant to any of the procedures described in the Statement and in the instructions hereto and acceptance thereof by XM will constitute a binding agreement between the undersigned and XM upon the terms and subject to the conditions of the Offer and the Consent Solicitation.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the 10% Notes tendered hereby and to give the Consent contained herein, and that when such 10% Notes are accepted for conversion by XM, XM will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request by XM, execute and deliver any additional documents deemed by XM to be necessary or desirable to complete the sale, assignment and transfer of the 10% Notes tendered hereby and to perfect the undersigned’s Consent to the Proposed Amendments. For purposes of the Offer, the undersigned understands that XM will be deemed to have accepted for conversion validly tendered 10% Notes (or defectively tendered 10% Notes with respect to which XM has waived such defect) as of the Expiration Date.

The undersigned hereby represents and warrants that: (i) it is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), an institutional Accredited Investor or an Accredited Investor (as defined in Rule 501(a) under the Securities Act); (ii) is aware that the issuance of the Premium Shares is being made in reliance on the exemption from the registration requirements provided by Section 3(a)(9) or Section 4(2) of the Securities Act and the regulations promulgated thereunder; (iii) it has the capacity to protect its own interest in connection with the Offer and is able to bear the economic risk of the Offer; (iv) its management has prior investment experience, including investment in securities that are traded on the NASDAQ National Market and to the extent it deems appropriate, it has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of the Offer; (v) it recognizes that XM has not paid any dividends on its Class A common stock and does not anticipate the payment of any such dividends in the foreseeable future; and (vi) it recognizes that an investment in XM is highly speculative and that only investors who can afford the loss of their entire investment should consider investing in XM.

The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer set forth in the Statement (each of which XM may waive), XM will not be required to accept for conversion any of the 10% Notes tendered. Any 10% Notes not accepted for conversion will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under “Special Delivery Instructions” below.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives. The undersigned understands that the delivery and surrender of the 10% Notes is not effective, and the risk of loss of the 10% Notes does not pass to the XM, until receipt by XM of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to XM. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes and deliveries and revocations of Consents will be determined by XM, in its reasonable discretion, which determination shall be final and binding. The undersigned hereby requests that the Conversion Shares and the Premium Shares be issued in accordance with the instructions contained herein. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any 10% Notes representing principal amounts not tendered or not accepted for conversion be issued in the name(s) of the undersigned at the address(es) shown above. In the event that the “Special Delivery Instructions” box is completed, the undersigned hereby requests that any 10% Notes representing principal amounts not tendered or not accepted for conversion be issued in the name(s) of, certificates for such 10% Notes be delivered to the person(s) at the address(es) so indicated. The undersigned recognizes that XM has no obligation to transfer any 10% Notes from the name of the Holder(s) thereof if XM does not accept for conversion any of the principal amount of such 10% Notes so tendered.

The undersigned hereby commits and represents to XM that it will (i) to the extent that it effects a sale of any Conversion Shares or Premium Shares pursuant to a shelf registration statement of XM, comply with prospectus delivery requirements in connection with such sale to the extent it is required to do so under applicable law, rule or regulation; (ii) effect sales of Conversion Shares or Premium Shares pursuant to Rule 144 of the Securities Act or (iii) to the extent that it effects a sale of any Conversion Shares or Premium Shares pursuant to another exemption from the registration requirements of the Securities Act, provide to XM an opinion of counsel to the effect that such sale is exempt from registration thereunder.

PLEASE SIGN HERE

(To Be Completed by All Tendering and Consenting Holders)

THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THIS LETTER OF TRANSMITTAL WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS.

This Letter of Transmittal must be signed by the registered holder(s) of the 10% Notes exactly as their name(s) appear(s) on certificate(s) for 10% Notes or by person(s) authorized to become registered holder(s) by endorsement on certificates for 10% Notes or by bond powers transmitted with this Letter of Transmittal. Endorsements on 10% Notes and signatures on bond powers by registered holders not executing this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to XM of such person’s authority to so act. See Instruction 4 below.

X

X

Signature(s) of Holder(s) or Authorized Signatory

Dated:	, 2006

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN AND

SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 4 below)

Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Print Name)

(Title)

Dated:                             , 2006

SHARE DELIVERY INSTRUCTIONS

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the certificates for 10% Notes in a principal amount not tendered or not accepted for conversion are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box titled “Description of Notes Tendered” within this Letter of Transmittal.

Name Deliver the Notes to:

Name

              (Please Print)

Address

                (Zip Code)

(Taxpayer Identification or Social Security Number)

(See Substitute Form W-9 herein)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer and the Consent Solicitation

1. Delivery of this Letter of Transmittal and Certificates for Notes; Withdrawal of Tenders. To tender 10% Notes for conversion in the Offer and to deliver Consents in the Consent Solicitation by physical delivery of certificates for Notes, a properly completed and duly executed copy or facsimile of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by XM at its address set forth herein on or prior to the Expiration Date. Tenders of 10% Notes for conversion in the Offer will be accepted on or prior to the Expiration Date in accordance with the procedures described herein and otherwise in compliance with this Letter of Transmittal. The method of delivery of this Letter of Transmittal, the 10% Notes and all other required documents to XM is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to XM on or prior to such date. No alternative, conditional or contingent tenders of the Notes or deliveries of Consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by XM.

All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their 10% Notes for conversion or of the effectiveness of the Proposed Amendments.

Holders who tender their 10% Notes for conversion in the Offer are obligated to deliver Consents to the Proposed Amendments. Notes validly tendered on or prior to the Expiration Date may be validly withdrawn at any time on or prior to the Expiration Date. In addition, if XM has not accepted the tendered 10% Notes for conversion by November 22, 2006, a Holder will have the right to withdraw tendered 10% Notes after that date and until XM accepts the tendered 10% Notes. If the Offer is terminated without any 10% Notes being purchased thereunder the 10% Notes will be promptly returned to the Holder. A valid withdrawal of tendered 10% Notes on or prior to the Expiration Date shall be deemed a valid revocation of the related Consent. A Consent may be revoked at any time on or prior to the Expiration Date, but a valid revocation of a Consent will render a tender of 10% Notes defective. Except as set forth above, Consents may not be revoked, but if the Offer is terminated thereafter without any 10% Notes being accepted for conversion, the Proposed Amendments will not become operative.

Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal, delivered by mail, hand delivery or manually signed facsimile transmission to XM, which notice must be received by XM at its address set forth on the cover of this Letter of Transmittal on or prior to the Expiration Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the 10% Notes to be withdrawn (the “Depositor”), the name in which those 10% Notes are registered, if different from that of the Depositor, and the principal amount of 10% Notes to be withdrawn. If certificates have been delivered to XM, the name of the Holder and the certificate number or numbers relating to such 10% Notes withdrawn must also be furnished to XM as aforesaid prior to the physical release of the certificates for the withdrawn 10% Notes. The notice of withdrawal must be signed by the Holder in the same manner as this Letter of Transmittal (including, in any case, any required signature guarantee(s)), or be accompanied by evidence satisfactory to XM that the person withdrawing the tender has the legal authority to withdraw such tender on behalf of the Holder. Holders may not rescind withdrawals of tendered 10% Notes. However, validly withdrawn 10% Notes may be retendered by following the procedures therefor described elsewhere in the Statement at any time on or prior to the Expiration Date.

2. Consent to Proposed Amendments; Revocation of Consents. In accordance with the Statement, all properly completed and executed Letters of Transmittal consenting to the Proposed Amendments that are received by XM will be counted as Consents with respect to the Proposed Amendments, unless XM receives, on or prior to the Expiration Date, a written notice of revocation of such Consent as described in the Statement. In order to be valid, a notice of revocation of Consent must contain the name of the person who delivered the Consent and the description of the 10% Notes to which it relates, the certificate number or numbers of such 10% Notes, and the aggregate principal amount represented by such 10% Notes. The revocation of Consent must be signed by the

Holder thereof in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to XM that the person revoking the Consent has the legal authority to revoke such Consent on behalf of the Holder. To be effective, a revocation of Consent must be received on or prior to the Expiration Date by XM at its address set forth on the cover of this Letter of Transmittal. A purported notice of revocation that lacks any of the required information or is delivered to an improper address will not validly revoke a Consent previously given.

A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder’s previously tendered 10% Notes, and the valid withdrawal of a Holder’s 10% Notes will constitute the concurrent valid revocation of such Holder’s Consent. As a result, a Holder who validly withdraws previously tendered 10% Notes will not receive the Premium Shares with respect to those 10% Notes. Any withdrawal of previously tendered 10% Notes otherwise than in accordance with the provisions described above will not constitute a valid revocation of such Holder’s Consent. Any Notes validly tendered and Consents validly delivered on or prior to the Expiration Date may not be withdrawn or revoked after the Expiration Date.

3. Partial Tenders and Consents. If less than the entire principal amount of any 10% Notes evidenced by a submitted certificate is tendered for conversion, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled “Description of Notes Tendered” herein. The entire principal amount represented by the certificates for all 10% Notes delivered to XM will be deemed to have been tendered, and a related Consent in respect thereof given, unless otherwise indicated. If the entire principal amount of all 10% Notes is not tendered or not accepted for conversion (or the related Consent in respect thereof not given), the 10% Notes representing such untendered amount (or in respect of which a Consent is not given) will be sent to the registered Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 5), promptly after the Expiration Date.

4. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Consent Proxies; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of 10% Notes tendered hereby and with respect to which the Consent is delivered, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the 10% Notes tendered for conversion hereby (and with respect to which the Consent is delivered) are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any tendered 10% Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the Holder, and the certificates for any principal amount of 10% Notes not tendered or not accepted for conversion are to be issued (or if any principal amount of 10% Notes that is not tendered or not accepted for conversion is to be reissued or returned) to the Holder, then the Holder need not endorse any certificates for tendered 10% Notes, nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the Holder), the Holder must either properly endorse the certificates for 10% Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Notes), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

If this Letter of Transmittal or any certificates for 10% Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to XM of their authority to so act must be submitted with this Letter of Transmittal.

Endorsements on certificates for Notes and signatures on bond powers and Consents provided in accordance with this Instruction 4 by registered Holders not executing this Letter of Transmittal must be guaranteed by an Eligible Institution.

No signature guarantee is required if (i) this Letter of Transmittal is signed by the registered Holder(s) of the 10% Notes tendered herewith and the issuance of the Conversion Shares and Premium Shares is to be made, or if any 10% Notes for principal amounts not tendered or not accepted for conversion are to be sent, directly to such Holder(s) and or (ii) such 10% Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on the Letter of Transmittal and endorsements on certificates, signatures on bond powers and Consent proxies (if any) accompanying 10% Notes must be guaranteed by an Eligible Institution.

5. Delivery Instructions. Tendering Holders should indicate their instructions with respect to delivery of the Conversion Shares and the Premium Shares and the name and address to which 10% Notes for principal amounts not tendered or not accepted for conversion are to be sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, any 10% Notes not tendered or not accepted for conversion will be returned to the registered Holder of the 10% Notes tendered.

6. Taxpayer Identification Number and Backup Withholding. Federal income tax law generally requires that a tendering Holder whose tendered 10% Notes are accepted for conversion must provide XM with such Holder’s correct Taxpayer Identification Number (a “TIN”), which, in the case of a Holder who is an individual, is generally such Holder’s social security number, or otherwise establish an exemption. If XM is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the Internal Revenue Service.

To prevent backup withholding, each tendering Holder that is a U.S. person must provide such Holder’s correct TIN by completing the “Substitute Form W-9” set forth herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person, and that (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the Internal Revenue Service that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Holder that such Holder is no longer subject to backup withholding.

If a Holder that is a U.S. person does not have a TIN, such Holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the Holder does not provide such Holder’s TIN to XM, backup withholding will apply until such Holder furnishes such Holder’s TIN to the Depositary. Note: Writing “Applied For” on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If the 10% Notes are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a U.S. person should write “Exempt” in Part 2 of Substitute Form W-9. See the W-9 Guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person generally must submit a completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, “Certificate of Foreign Status,” as the case may be, signed under penalty of perjury, attesting to such exempt status. Such form may be obtained from the IRS at its internet website: www.irs.gov.

7. Transfer Taxes. Holders who tender their 10% Notes for conversion will not be obligated to pay any transfer taxes in connection therewith. If, however, Conversion Shares or Premium Shares are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the 10% Notes tendered, or if a transfer tax is imposed for any reason other than the conversion of 10% Notes in connection with the Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

8. Irregularities. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of 10% Notes and deliveries and revocations of Consents will be determined by XM, in its reasonable discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of Notes or deliveries of Consents will not be considered valid. XM reserves the absolute right to reject any or all tenders of 10% Notes and deliveries of Consents in respect of 10% Notes that are not in proper form or the acceptance of which would, in XM’s opinion, be unlawful. XM also reserves the right to waive any defects, irregularities or conditions of tender as to particular 10% Notes or of delivery as to accompanying Consents. XM’s interpretations of the terms and conditions of the Offer and the Consent Solicitation (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of 10% Notes and deliveries of Consents must be cured within such time as XM determines, unless waived by XM. Tenders of 10% Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by XM or cured. A defective tender of 10% Notes (which defect is not waived by XM) will not constitute delivery of a valid Consent, and a defective Consent (which defect is not waived by XM) will render invalid the tender of the accompanying 10% Note. XM will not be under any duty to give notice of any defects or irregularities in tenders of 10% Notes and deliveries of accompanying Consents, or will incur any liability to Holders for failure to give any such notice.

9. Waiver of Conditions. XM expressly reserves the absolute right, in its reasonable discretion, to amend or waive any of the conditions to the Offer and the Consent Solicitation in the case of any 10% Notes tendered and Consents delivered, in whole or in part, at any time and from time to time.

10. Mutilated, Lost, Stolen or Destroyed Certificates. Any Holder whose certificates for 10% Notes have been mutilated, lost, stolen or destroyed should write to or telephone XM at the following address or telephone number:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, DC 20002

Attn: Joseph M. Titlebaum, Esq.

General Counsel and Secretary

(202) 380-4000

11. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering 10% Notes for conversion and consenting to the Proposed Amendments and requests for assistance may be directed to XM at the address and telephone number on the back cover of this Letter of Transmittal. Requests for additional copies of the Statement and this Letter of Transmittal may also be directed to XM at the address and telephone numbers on the back cover of this Letter of Transmittal.

TO BE COMPLETED BY ALL TENDERING HOLDERS OF SECURITIES

PAYOR’S NAME:

SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN ____________________________ (Social Security Number or Employer Identification Number)

Department of the Treasury Internal Revenue Service	Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification

Part 3—CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

SIGNATURE ___________________________ DATE __________________

You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor, the Payor is required to withhold on all cash payments made to me until I provide a number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY CASH PAYMENTS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the Name and SSN of:	For this type of account:		Give the Name and EIN of:
1.	Individual	The individual	6.	A valid trust, estate or pension trust	Legal entity (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate or LLC electing corporate status on Form 8832	The corporation or LLC

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Association, club, religious, charitable, education, or other tax-exempt organization	The organization

4.	a. the usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership or multi-member LLC	The partnership or LLC

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship or single-owner LLC	The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business, LLC name or “DBA” name. You may use either your SSN or EIN (if you have one). However, if you are a sole proprietor, the IRS prefers that you show the SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-772-1213 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an Employee Stock Option Plan (“ESOP”).

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, backup withholding may apply to an interest payment by an individual of $600 or more if you do not provide a correct TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE THE APPROPRIATE FORM W-8 AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and State agencies to enforce Federal nontax criminal laws and to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (which is 28% for 2005) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1)	FAILURE TO FURNISH TIN.—If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	MISUSE OF TINs.—If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

XM SATELLITE RADIO HOLDINGS INC.

1500 ECKINGTON PLACE, N.E.

WASHINGTON, DC 20002

Attn: Jim Burns

(202) 380-1234

(866) 559-7666

(202) 380-4000